              AGREEMENT TO STAY COLLECTION OF DEFAULT JUDGMENT

     H.A.A., Inc., a New York corporation; Birdie Capital Corporation, a New York corporation, Forest Equities, a British Virgin Islands corporation, and Steven Berger (collectively "Plaintiffs") and WorldNet Resources Group, Inc., a Utah corporation, and Stephen Brown, (collectively "Defendants"), and their respective agents, employees, indemnitors and assigns, enter into this Agreement To Stay Collection of Default Judgment entered on or about October 17, 2000, in case no cv-00-8353-R in United States District Court, Central District of California (the "Default Judgment") for the considerations hereinafter set forth this 18th day of December, 2000.

     1.   Payments.
          --------
     Defendants agree to pay Plaintiffs the greater of $150,000 or 25% of all funds raised by Defendants in excess of $600,000 during the 90 day period following the date of this Agreement up to a maximum amount not to exceed the then outstanding balance of the Default Judgment including all accrued interest pursuant to 28 U.S.C. sec. 1961, attorneys' fees and costs as set forth in paragraph 2 below, and any additional reasonable costs and attorneys' fees hereafter incurred by Plaintiffs in the enforcement of the Default Judgment since the date of this Agreement.

     2.   Attorneys' Fees and Costs.
          -------------------------
     On the 90th day from the date of this Agreement, Defendants shall pay to Plaintiffs, in addition to any amounts due under Paragraph 1 above, the sum of $10,000 as full and complete reimbursement of all attorneys' fees and costs incurred by Plaintiffs to date in the enforcement of the Default Judgment, which sum includes all costs and fees relating to the preparation and execution of this Agreement.

     3.   Term of Agreement.
          -----------------
     The term of this Agreement shall be 90 days. This Agreement shall automatically renew at the end of its term and each 90-day period following, if any, so long as Defendants have fulfilled the Payment requirement set forth in Paragraph 1 above during the term. In the event of a dispute regarding the amount of the Payment to be paid during any term, so long as Defendants have paid Plaintiffs at least $150,000 by the end of the then current term, this Agreement shall renew and continue in full force and effect while the parties resolve the dispute, so long as Defendants continue to make Payments as set forth above. If any such dispute remains unresolved for more than 30 days following the 90-day term during which the dispute arose, Plaintiffs or Defendants shall have the right to terminate this Agreement by written notice hand delivered or mailed first-class mail, postage prepaid, to:

     If to Defendants:                  If to Plaintiffs:
     --------------------------------   ---------------------------------
     Stephen Brown, President           Roger Funk
     WorldNet Resource Group, Inc.      Greenberg, Clusker, Fields, Claman
     920 N. Nash Street                 & Machtinger, LLP
     El Segundo, California 90245       1900 Avenue of the Stars,
                                        Suite 2100
                                        Los Angeles, California
                                        90067-4590

Such termination shall be effective on the date of its hand delivery or, if mailed, on the second day following its deposit in the mail.

                                     1
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     4.   Escrow.
          ------
     Defendants agree that all funds raised by them during the term of this Agreement and during all successive terms, shall be wired or otherwise deposited directly into the Poulton & Yordan Trust Account. Poulton & Yordan shall act as escrow agent. Poulton & Yordan is hereby authorized by Defendants to deliver funds due Plaintiffs hereunder upon receipt of said funds by U.S. Mail, postage prepaid, c/o Roger L. Funk as follows:

          Mr. Roger L. Funk
          Greenberg, Clusker, Fields, Claman & Machtinger, LLP
          1900 Avenue of the Stars, Suite 2100
          Los Angeles, California 90067-4590

     Plaintiffs shall not pursue any action against Poulton & Yordan arising from the performance by Poulton & Yordan of its duties as escrow agent as set forth in this Agreement. Plaintiffs shall indemnify and hold harmless Poulton & Yordan from any and all liability for performance of its duties as escrow agent as set forth in this Agreement which any of Plaintiffs' successors, assigns, heirs, executors, administrators, personal representatives, indemnitors, officers, directors, employees and assigns of each may have.

     Defendants shall indemnify and hold harmless Poulton & Yordan from any and all liability for performance of its duties as set forth in this Agreement.

     5.   Plaintiffs to Stay Collection of the Default Judgment.
          -----------------------------------------------------
     In consideration of the payments referred to above, Plaintiffs, individually and collectively and on behalf of Plaintiffs' administrators, successors and assigns, hereby agree not to pursue collection of or to otherwise attempt to enforce or take any action on the Default Judgment during the term of this Agreement or during any successive terms, as set forth herein.

     Plaintiffs understand and agree that the sums paid as specified in this Agreement shall be applied to reduce the Default Judgment, including all accrued interest pursuant to 28 U.S.C. Sec. 1961, and all reasonable costs and attorneys' fees incurred by Plaintiffs in the post-judgment period in the enforcement of the Default Judgment. All payments made hereunder shall constitute partial satisfaction of the Default Judgment, including all accrued interest pursuant to 28 U.S.C. Sec. 1961, and reasonable costs and attorneys' fees incurred by Plaintiffs in the post-judgment period in the enforcement of the Default Judgment.

     6.   Execution of Satisfaction of Judgment.
          -------------------------------------
     Plaintiffs hereby agree that each time they receive a payment, they will deliver to Stephen Brown, at the WorldNet Resource Group, Inc., corporate offices, a partial Satisfaction of Judgment in the amount of the payment received by Plaintiffs. Such Satisfaction of Judgment shall be properly executed and in a form acceptable to the Court. Plaintiffs also agree that immediately upon receipt of the entire amount due under the Default Judgment plus post judgment interest, and reasonable costs and attorneys' fees incurred by Plaintiffs in the post-judgment period in enforcement of the Default Judgment, they will execute and file a complete Satisfaction of Judgment with the Court and undertake all other steps necessary to remove any and all liens benefitting Plaintiffs arising out of the facts alleged in the matter underlying the Default Judgment.

                                     2
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     7.   Default Judgment to Remain Valid.
          --------------------------------
     Nothing in this Agreement shall affect the validity of the Default Judgment or any liens relating to the Default Judgment, except that the Default Judgment and the liens shall be reduced to reflect payments received by Plaintiffs. To the extent they remain unpaid, the liens shall remain in effect until the Default Judgment, including all accrued interest pursuant to 28 U.S.C. sec. 1961, and all reasonable costs and attorneys' fees incurred by Plaintiffs in enforcement of the Default Judgment, is satisfied in full.

     8.   Press Release.
          -------------
     Plaintiffs hereby agree that upon execution of this Agreement, Defendants shall have the right to file a press release indicating that Plaintiffs have agreed not to enforce, attempt to collect, or otherwise act upon the default judgment in accordance with the terms stated herein.

     9.   Warranty of Capacity to Execute Agreement.
          -----------------------------------------
     Plaintiffs represent and warrant that no other person or entity has or has had any interest in the Default Judgment; that they have the sole right and exclusive authority to execute this Agreement and receive the payments specified herein; and that they have not sold, assigned, transferred, conveyed or otherwise disposed of their interest in the Default Judgment.

     9.   Disclaimer of Liability.
          -----------------------
     Plaintiffs acknowledge and agree that neither payment of the sums specified herein nor the negotiation for this Agreement shall be construed as admissions of any of the parties; that no past or present wrongdoing on the part of Defendants shall be implied by such payments or negotiation.

     10.  Entire Agreement and Successors in Interest.
          -------------------------------------------
     This Agreement contains the entire agreement between Plaintiffs and Defendants with regard to the matters set forth in this Agreement, and this Agreement shall be binding upon and inure to the benefit of Plaintiffs' heirs, executors, administrators, personal representatives, indemnitors, successors, officers, directors, employees and assigns of each.

     11.  Representation of Comprehension of Document.
          -------------------------------------------
     In entering into this Agreement, each Plaintiff and each Defendant represents that they have relied upon the legal advice of their individual attorneys, who are their attorneys of choice, that the terms of this Agreement have be completely read and explained to them by their respective attorneys and that they each fully understand and voluntarily accept them.

     12.  Governing Law.
          -------------
     This Agreement shall be construed under and governed by the laws of the State of California without regard to its choice of law principles. For purposes of the paragraph, this Agreement shall be deemed made and performed entirely in the State of California.

     13.  Headings.
          --------
     The headings used in this Agreement are for the convenience of the parties and shall not be used in any construction or interpretation of this Agreement.

                                     3
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DATED this 18th day of                  DATED this 18th day of
December, 2000.                         December, 2000.


H.A.A., Inc.                            FOREST EQUITIES

/S/ Aron Langsan                        /S/ Joseph Franck
------------------------                -----------------------
By: ARON LANGSAN                        By: JOSEPH FRANCK
                                        Its: Authorized Representative

DATED this 18th day of                  DATED this 18th day of
December, 2000.                         December, 2000.


BIRDIE CAPITAL CORPORATION


/S/ Ira Rosenblum                        /s/ Steven Berger
------------------------                -----------------------
By: IRA ROSENBLUM                       By: STEVEN BERGER
Its: President

DATED this 18th day of                  DATED this 18th day of
December, 2000                          December, 2000

WORLDNET RESOURCE GROUP, INC.



/s/ Stephen Brown                       /s/ Stephen Brown
------------------------                -----------------------
By: STEPHEN BROWN                       By: STEPHEN BROWN
Its: President



                                     4
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On behalf of Poulton & Yordan, I, Ronald Poulton, agree to act as Escrow
Agent as set forth herein.

DATED this 18th day of December, 2000.

POULTON & YORDAN



/s/ Ronald L. Poulton
------------------------
RONALD L. POULTON




                                     5
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